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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33 2502, 33-4067, 33-22604, 33-22605,
33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521, 33-60642, 33-60696,
33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-08493, 333-40222,
333-40224, 333-47787, 333-47789, 333-48243, 333-56529, 333-57444, 333-69359,
333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510 and
333-132409, and Form S-3 Nos. 333-08505, 333-08509, 333-17651, 333-87053,
333-48928, 333-51530 and 333-53660) of Analog Devices, Inc. and in the related Prospectuses of our reports dated November 16, 2006, with respect to the consolidated financial statements and schedule of Analog Devices, Inc., Analog Devices, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Analog Devices, Inc., included in this Annual Report (Form 10-K) for the year ended October 28, 2006.

                                     /s/ Ernst & Young LLP

Boston, Massachusetts
November 16, 2006